Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PROVIDENT FINANCIAL HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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October 24, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Provident Financial Holdings, Inc. to be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, November 26, 2013, at 11:00 a.m., local time.

The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers will be present to respond to appropriate questions from shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Craig G. Blunden

Craig G. Blunden
Chairman and Chief Executive Officer

PROVIDENT FINANCIAL HOLDINGS, INC.
3756 Central Avenue
Riverside, California 92506
(951) 686-6060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 26, 2013

Notice is hereby given that the annual meeting of shareholders of Provident Financial Holdings, Inc. will be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, November 26, 2013, at 11:00 a.m., local time, for the following purposes:

Proposal 1.	To elect three directors to each serve for a term of three years;

Proposal 2.	To approve, on an advisory basis (non-binding), our executive compensation as disclosed in this Proxy Statement;

Proposal 3.	To adopt the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan; and

Proposal 4.	To ratify the appointment of Deloitte & Touche LLP as the independent auditor for Provident Financial Holdings, Inc. for the fiscal year ending June 30, 2014.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the meeting.

The Board of Directors has fixed the close of business on October 11, 2013 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors.  The proxy will not be used if you attend the annual meeting and vote in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ DONAVON P. TERNES

DONAVON P. TERNES
Secretary

Riverside, California
October 24, 2013

IMPORTANT:  The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

PROXY STATEMENT
OF
PROVIDENT FINANCIAL HOLDINGS, INC.
3756 CENTRAL AVENUE
RIVERSIDE, CALIFORNIA 92506

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 26, 2013

The Board of Directors of Provident Financial Holdings, Inc. is using this Proxy Statement to solicit proxies from our shareholders for use at the annual meeting of shareholders.  We are first mailing this Proxy Statement and the enclosed form of proxy to our shareholders on or about October 24, 2013.

The information provided in this Proxy Statement relates to Provident Financial Holdings, Inc. and its wholly-owned subsidiary, Provident Savings Bank, F.S.B.  Provident Financial Holdings, Inc. may also be referred to as “Provident” and Provident Savings Bank, F.S.B. may also be referred to as “Provident Savings Bank” or the “Bank.”  References to “we,” “us” and “our” refer to Provident and, as the context requires, Provident Savings Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held as follows:

Date:	Tuesday, November 26, 2013
Time:	11:00 a.m., local time
Place:	Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of three directors of Provident to each serve for a three-year term.

Proposal 2.	Advisory (non-binding) vote to approve our executive compensation as disclosed in this Proxy Statement.

Proposal 3.	Adoption of the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan.

Proposal 4.	Ratification of the appointment of Deloitte & Touche LLP as Provident’s independent auditor for the fiscal year ending June 30, 2014.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on November 26, 2013

Our Proxy Statement and Annual Report to Shareholders, are available at http://www.cfpproxy.com/3976.  The following materials are available for review:

●	Proxy Statement;
●	proxy card; and
●	Annual Report to Shareholders.

Directions to attend the annual meeting, where you may vote in person, can be found online at http://www.cfpproxy.com/3976.

Who Is Entitled to Vote?

We have fixed the close of business on October 11, 2013 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Provident’s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Provident common stock you own.  On October 11, 2013, there were 10,201,348 shares of Provident common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  You are a shareholder of record if your shares of Provident common stock are held in your name.  If you are a beneficial owner of Provident common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Provident common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card.  Shares of Provident common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR advisory approval of our executive compensation as disclosed in this Proxy Statement, FOR the adoption of the 2013 Equity Incentive Plan and FOR the ratification of the appointment of the independent auditor.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted.  Your broker may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form that accompanies this Proxy Statement.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, shares not voted are treated as “broker non-votes.”  The proposals to elect directors and adopt the 2013 Equity Incentive Plan, and the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted on these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

We maintain an employee stock ownership plan (“ESOP”) for the benefit of our employees.  Each ESOP participant may instruct the ESOP trustee how to vote the shares of Provident common stock allocated to his or her account under the ESOP by completing the proxy card, which represents a voting instruction to the trustees.  If an ESOP participant properly executes the proxy card, the ESOP trustee will vote the participant’s shares in accordance with the participant’s instructions.  Unallocated shares of Provident common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of Provident common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 30 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Provident common stock.  Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Certificate of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Vote on Executive Compensation

Approval of the advisory (non-binding) vote on executive compensation requires the affirmative vote of the majority of the votes cast, in person or by proxy, at the annual meeting by holders of Provident common stock. Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the approval of the proposal.  Our Board of Directors unanimously recommends that you vote FOR the adoption of an advisory resolution to approve our executive compensation as disclosed in this Proxy Statement.

Vote Required to Approve Proposal 3: Adoption of the 2013 Equity Incentive Plan

Approval of the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting by holders of Provident common stock.  Any shareholder represented in person or by proxy at the meeting and entitled to vote on the subject matter may elect to abstain from voting on this proposal.  If so, such abstention will not be counted as a vote cast on the proposal and, therefore, will have no effect on the outcome of the vote on the proposal.  Provided there is a quorum of shareholders present in person or by proxy, shareholders not attending the meeting, in person or by proxy, will also have no effect on the outcome of this proposal.  Broker non-votes do not constitute votes cast and will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the 2013 Equity Incentive Plan.

Vote Required to Approve Proposal 4: Ratification of Appointment of Independent Auditor

Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting by holders of Provident common stock.  Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the approval of the proposal.  Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as Provident’s independent auditor for the fiscal year ending June 30, 2014.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

●	submitting a new proxy with a later date;

●	notifying the Secretary of Provident in writing before the annual meeting that you have revoked your proxy; or

●	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 11, 2013, the voting record date, information regarding share ownership of:

●	those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Provident’s common stock;

●	each director and director nominee of Provident;

●	each executive officer of Provident or Provident Savings Bank named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

●	all current directors and executive officers of Provident and Provident Savings Bank as a group.

Persons and groups who beneficially own in excess of five percent of Provident’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Provident’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if  he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding (%)

Beneficial Owners of More Than 5%

Provident Savings Bank, F.S.B. Employee Stock Ownership Plan Trust	1,276,047	12.51
3756 Central Avenue
Riverside, California 92506

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,115,719 (2)	10.94

Joseph Stilwell and affiliated entities	770,706 (3)	7.55
111 Broadway, 12th Floor New York, New York 10006

Sy Jacobs and affiliated entities	604,989 (4)	5.93
11 East 26th Street
New York, New York 10010

Raffles Associates, L.P. One Penn Plaza, Suite 1628 New York, New York 10119	547,826 (5)	5.37

Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, Texas 78746	538,863 (6)	5.28

Directors and Director Nominees

Joseph P. Barr	54,018	*
Bruce W. Bennett	86,396 (7)	*
Judy A. Carpenter	1,000	*
Debbi H. Guthrie	58,013	*
Roy H. Taylor	132,204	1.30
William E. Thomas	118,773 (8)	1.16

Named Executive Officers

Craig G. Blunden**	297,690 (9)	2.92
Donavon P. Ternes	247,078 (10)	2.42
Richard L. Gale	119,676	1.17
Kathryn R. Gonzales	76,337	*
David S. Weiant	67,908	*

All Executive Officers and Directors as a Group (11 persons)	1,259,093	12.34
___________
*	Less than one percent of shares outstanding.
**	Mr. Blunden is also a director of Provident.
(1)
Shares held in accounts under the ESOP, as to which the holders have voting power but not investment power, are included as follows: Mr. Blunden, 50,867 shares; Mr. Ternes, 22,109 shares; Mr. Gale, 42,800 shares; Ms. Gonzales, 5,261 shares; Mr. Weiant, 4,908 shares; and all executive officers as a group, 125,945 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the close of business on the voting record date through the exercise of stock options granted pursuant to our stock option plans: Messrs. Barr, Bennet and Taylor and Ms. Guthrie, 42,300 shares each; Mr. Thomas, 33,300 shares; Mr. Blunden, 125,000 shares; Mr. Ternes, 100,500 shares; Mr. Gale, 36,500 shares; Ms. Gonzales, 68,000 shares; Mr. Weiant, 60,000 shares; and all executive officers and directors as a group, 592,500 shares.

(Footnotes continue on following page)

(2)	Based solely on a Schedule 13G/A dated August 8, 2013, reporting sole voting and dispositive power over the shares reported.
(3)
Based solely on a Schedule 13D dated May 2, 2013. According to this filing, Stilwell Value Partners II, L.P., Stilwell Value Partners VI, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Associates, L.P., Stilwell Associates Insurance Fund of the S.A.L.I. Multi-Series Fund L.P., Stilwell Value LLC, Stilwell Advisers LLC and Joseph Stilwell have shared voting and dispositive power over the shares reported.

(4)
Based solely on a Schedule 13G/A dated February 14, 2013. According to this filing: Sy Jacobs has sole voting and dispositive power over 45,000 shares and shared voting and dispositive power over 559,989 shares; Jacobs Asset Management, LLC has shared voting and dispositive power over 559,989 shares; and each of JAM Managers LLC and JAM Partners, L.P. have shared voting and dispositive power over 465,806 shares.

(5)	Based solely on a Schedule 13G/A dated February 13, 2013, reporting sole voting and dispositive power over the shares reported.
(6)	Based solely on a Schedule 13G dated February 8, 2013, reporting sole voting power over 531,875 shares and sole dispositive power over 538,863 shares.
(7)	Includes 1,980 shares owned by Mr. Bennett’s spouse.
(8)	Includes 10,571 shares owned by the William E. Thomas, Inc. Profit Sharing Plan.
(9)	Excludes any shares owned by Mr. Blunden’s spouse for which Mr. Blunden disclaims beneficial ownership as a result of a legal separation between the parties.
(10)	Includes 47,500 shares owned by Mr. Ternes’ spouse.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors consists of seven members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  The table below sets forth information regarding each director of Provident and each nominee for director.  The Nominating Committee of the Board of Directors selects nominees for election as directors.  Each of our nominees currently serve as directors of Provident and Provident Savings Bank.  Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Joseph P. Barr, Bruce W. Bennett and Debbi H. Guthrie.

	Age as of	Year First Elected	Term to
Name	June 30, 2013	Director (1)	Expire

BOARD NOMINEES

Joseph P. Barr	67	2001	2016 (2)
Bruce W. Bennett	64	1993	2016 (2)
Debbi H. Guthrie	62	1994	2016 (2)

DIRECTORS CONTINUING IN OFFICE

Craig G. Blunden	65	1975	2014
Roy H. Taylor	62	1990	2014
Judy A. Carpenter	56	2012	2015
William E. Thomas	64	1997	2015
_____________
(1)	For years prior to 1996, includes prior service on the Board of Directors of Provident Savings Bank.
(2)	Assuming reelection.

Set forth below is the principal occupation of each nominee for director and each director continuing in office, as well as a brief description of the qualifications, attributes, skills and areas of expertise of each nominee or director that makes the director uniquely qualified to serve on Provident’s Board of Directors.   All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Joseph P. Barr is a Certified Public Accountant in California and Ohio and has been in public accounting for more than 40 years.  He is currently a principal with Swenson Accountancy Corp., a regional assurances and business services firm, with which he has been associated since 1996.  He also serves on the Board of Directors of the Riverside Community Health Foundation and the A. Gary Anderson Graduate School of Management Advisory Committee at the University of California at Riverside.  Mr. Barr currently serves as Chairman of our Audit Committee and serves on our Nominating and Corporate Governance Committee.  As a certified public accountant, Mr. Barr brings a wealth of financial and risk management expertise to the Board and he possesses practical business experience from his many years of advising clients on business opportunities and best practices.

Bruce W. Bennett provides consulting services to the healthcare industry primarily related to quality assurance, risk management, marketing and business development. Previously, he was the President and owner of Community Care and Rehabilitation Center, a skilled nursing facility, with which he had been associated since 1973, until he sold the company in 2010.  He serves on the Board of Directors of Riverside Community Hospital, the National Down Syndrome Congress, and is Chairman Emeritus of Riverside Community Health Foundation.  Mr. Bennett currently serves on our Personnel/Compensation Committee and Nominating and Corporate Governance Committee.  Mr. Bennett brings entrepreneurial knowledge and business management experience to the Board through his experience owning and operating a business in the highly regulated health care industry.

Debbi H. Guthrie is the Senior Vice President of Raincross Hospitality Corporation where she manages three subsidiary organizations: the Riverside Convention and Visitors Bureau; the Riverside Convention Center; and the Riverside Sports Commission, where she is also a director. Prior to that, she was the President and owner of Roy O. Huffman Roof Company with which she had been associated since 1971 until she sold the company in 2004.  Currently, Ms. Guthrie is active in many community organizations.  Ms. Guthrie serves on our Audit Committee and Nominating and Corporate Governance Committee.  As a successful business owner and operator that provided construction services to the real estate community, public sector and locally owned businesses, Ms. Guthrie provides unique knowledge of the financial needs of businesses in the markets and communities we serve.

Craig G. Blunden has been associated with Provident Savings Bank since 1974, currently serving as Chairman and Chief Executive Officer of the Bank and Provident, positions he has held since 1991 and 1996, respectively.  He served as President of the Bank from 1991 until June 2011 and as President of Provident from its formation in 1996 until June 2011.  Mr. Blunden also serves on the Board of Directors of the California Bankers Association, the Federal Home Loan Bank of San Francisco and the Monday Morning Group.  Mr. Blunden has gained invaluable banking expertise in all areas of banking from his years of service in the financial services industry.

Roy H. Taylor is the President, West Region, Hub International Limited, and the Chief Executive Officer of Hub International of California, Inc. (“Hub International”), with which he has been associated since 2004.  Prior to that, Mr. Taylor was President of Talbot Agency, Inc., an insurance brokerage firm, with which he had been associated since 1972 and which was acquired by Hub International in 2004.  Mr. Taylor currently serves as Chairman of our Personnel/Compensation Committee and serves on our Long Range Planning Committee and Nominating and Corporate Governance Committee.  Mr. Taylor brings extensive knowledge of the financial services industry with a specialty in insurance and particular knowledge regarding strategic planning, risk management and mergers and acquisitions.

Judy A. Carpenter is the President and Chief Operating Officer of Riverside Medical Clinic, the largest physician owned multi-specialty medical group in the Inland Empire.  Riverside Medical Clinic is comprised of 150 physicians and 750 employees, with five clinics and an outpatient surgery center.  Ms. Carpenter is a graduate of California State Polytechnic University - Pomona in Business Administration with a major in Accounting, and is a Certified Public Accountant.  Ms. Carpenter has over 30 years of healthcare industry experience, beginning her career in public accounting and joining Riverside Medical Clinic in 1988.  Active in the community, she is a member of the Monday Morning Group and the Raincross Group.  In addition, she is Chairman for the Greater Riverside Chambers of Commerce.  She currently serves on the boards for the Janet Goeske Senior Center and Foundation, Riverside County Regional Medical Center Foundation, and Riverside Community Health Foundation.  Ms. Carpenter currently serves on our Audit Committee.  Ms. Carpenter is uniquely qualified to serve on our Board of Directors with extensive business knowledge, financial expertise and unparalleled familiarity with our local markets and communities.

William E. Thomas, a principal of William E. Thomas, Inc., a Professional Law Corporation since 2001, is general counsel to a diversified assortment of medical groups and medical management companies in Southern California. From 1998 to the present, Mr. Thomas has served as Executive Vice President and General Counsel of Strategic Global Management, Inc., a medical ventures firm based in Riverside, California.  Prior to that, Mr. Thomas was the founding and managing partner of a private law firm in Riverside, California.  He currently serves as Chairman of our Long Range Planning Committee and Nominating and Corporate Governance Committee, and serves on our Personnel/Compensation Committee.  As a practicing attorney, Mr. Thomas has advised boards of directors on corporate governance, mergers and acquisitions and regulatory matters, providing the Board with a unique understanding of a broad range of legal and regulatory responsibilities.  Mr. Thomas is also a director of Integrated Healthcare Holdings, Inc.

BOARD OF DIRECTORS’ MEETINGS, BOARD COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of Provident and Provident Savings Bank conduct their business through board and committee meetings.  During the fiscal year ended June 30, 2013, the Provident Board of Directors held 11 meetings and the Bank Board of Directors held 11 meetings.  No director attended fewer than 75% of the total meetings of the boards and committees on which that person served during this period.

Committees and Committee Charters

Provident’s Board of Directors has a standing Nominating and Corporate Governance Committee.  The Boards of Directors of Provident and Provident Savings Bank have a joint Audit Committee and Personnel/Compensation Committee.  All of these committees have adopted written charters, copies of which are available on our website at www.myprovident.com.

Audit Committee.  The Audit Committee, which currently consists of Directors Barr (Chairman), Carpenter and Guthrie, is responsible for reviewing the adequacy of our system of internal accounting controls, approving the services provided by our independent outside auditor and meeting with the auditor to discuss the results of the annual audit and any related matters.  The Audit Committee has a charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the charter.  Each member of the Audit Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq.  The Audit Committee members do not have any relationship with us that may interfere with the exercise of their independence from management and Provident.  None of the Audit Committee members are current officers or employees of Provident or its affiliates.  Mr. Barr meets the definition of “audit committee financial expert,” as defined by the SEC.  The Audit Committee met four times during the fiscal year ended June 30, 2013.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which currently consists of Directors Thomas (Chairman), Barr, Bennett, Guthrie and Taylor, selects the nominees for election as directors.  The Committee also assists the Board in identifying individuals to become Board members and in developing and implementing corporation governance policies.  Each member of the Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq.  The Nominating and Corporate Governance Committee met once during the fiscal year ended June 30, 2013.

Only those nominations made by the Nominating and Corporate Governance Committee or properly presented by shareholders will be voted upon at the annual meeting of shareholders.  In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate’s knowledge of the banking business; involvement in local community, business and civic affairs; record of accomplishment in his or her chosen field; depth and breadth of experience at an executive, policy-making level; personal and professional ethics, integrity and values; absence of real and perceived conflicts of interest; ability and willingness to devote sufficient time to become knowledgeable about Provident and to effectively carry out the duties and responsibilities of service; ability to attend all or almost all Board meetings in person; ability to develop a good working relationship with other Board members; ability to contribute to the Board’s working relationship with senior management; and whether the candidate would provide for adequate representation of Provident Savings Bank’s market area.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  In addition, no person may serve as a director if that person receives compensation from any person or entity other than Provident in connection with candidacy or service as a director of Provident.  Finally, viewpoint, skill, education, values, race, gender, national origin and culture are considered to provide for diversity on our Board of Directors.  These diversity factors are considered when the Nominating and Corporate Governance Committee and Board are seeking to fill a vacancy or new seat on the Board.

In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of Provident.  Although the Committee’s charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by our shareholders in accordance with Provident’s Certificate of Incorporation.  Because the Certificate of Incorporation provides a process for shareholder nominations, the Committee did not feel it was necessary to provide for shareholder nominations of directors in a charter.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this Proxy Statement.

Personnel/Compensation Committee.  The Personnel/Compensation Committee, currently consisting of Directors Taylor (Chairman), Bennett and Thomas, is responsible for establishing and implementing all compensation policies of Provident, Provident Savings Bank and its subsidiaries and may delegate lower level policies and procedures to the Human Resource Department. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Bank and approving an appropriate compensation level.  The Chief Executive Officer evaluates the performance of all senior officers of the Bank and recommends to the Committee individual compensation levels for approval by the Committee.  The Committee met four times during the fiscal year ended June 30, 2013.

Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by the same person.  The Board has determined that it is in the best interests of Provident not to have a policy regarding the separation of these roles, allowing the Board greater flexibility to establish a leadership structure that fits the needs of Provident at any particular point in time.  The current structure makes the best use of the Chief Executive Officer’s extensive knowledge of our industry and of Provident; recognizes that he is best situated to lead discussions on important matters affecting the business of Provident; and creates a firm link between the Board and management fostering effective communication.  Additionally, Provident does not have a lead independent director but believes that the chairmen of our Board committees demonstrate exemplary leadership working in concert with the remaining independent directors and Chairman of the Board.

Board Involvement in Risk Management Process

We believe that effective risk management is of primary importance to the success of Provident.  We have a comprehensive risk management process that monitors, evaluates and manages the risks we assume in conducting our activities.  Our Board’s oversight of the risk management process is conducted through:

●	the responsibilities of the Board’s standing committees;

●	Board-approved policies and procedures that limit the risk exposure of certain business activities;

●	periodic reports from management to ensure compliance with and evaluate the effectiveness of risk limits and controls;

●	employees who oversee day-to-day risk management duties, including the Risk Administrator who reports directly to the Audit Committee, and Compliance Officer;

●	selecting, evaluating, and retaining competent senior management; and

●	approval of long and short-term business objectives and goals contained in the Board approved business plan.

Directors keep themselves informed of the activities and condition of Provident and of the risk environment in which it operates by regularly attending Board and assigned Committee meetings, and by review of meeting materials, auditor’s findings and recommendations, and regulatory communications.  Directors stay abreast of general industry trends and statutory and regulatory developments by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the rules of Nasdaq with respect to corporate governance.  The Board and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Director Independence.  Our common stock is listed on the Nasdaq Global Select Market.  In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors.  The Board has determined that six of our seven directors are independent, as defined by Nasdaq.  Directors Barr, Bennett, Carpenter, Guthrie, Taylor and Thomas are all independent. Only Craig Blunden, who is our Chairman and Chief Executive Officer, is not independent.

Code of Ethics.  On June 30, 1995, the Board of Directors adopted, and on June 24, 2013 reviewed and approved the Code of Ethics. The Code is applicable to our employees, as well as the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller and senior management, and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Ethics is available on our website at www.myprovident.com.

Shareholder Communication with the Board of Directors.  The Board of Directors maintains a process for shareholders to communicate with the Board.  Shareholders wishing to communicate with the Board of Directors may do so by mailing a letter marked “Confidential” to the Board of Directors, Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506.  Any communication must state the number of shares beneficially owned by the shareholder initiating the communication.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at the annual meetings of shareholders.  All members of the Board of Directors attended the 2012 annual meeting of shareholders.

Certain Relationships and Related Transactions.  During the year ended June 30, 2013, neither Provident nor Provident Savings Bank participated in any transactions, or proposed transactions, in which the amount involved exceeded $120,000 and in which any related person had a direct or indirect material interest.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the fiscal year ended June 30, 2013, with the exception of Craig G. Blunden, who is our Chairman and Chief Executive Officer, and whose compensation is included in the section entitled “Executive Compensation.”  The directors did not receive any non-equity incentive plan compensation, nor do they participate in any pension plans or deferred compensation plans; therefore, these columns have been omitted from the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Joseph P. Barr	29,000	--	20,842	49,842
Bruce W. Bennett	28,200	--	20,842	49,042
Judy A. Carpenter	20,200	167,000 (3)	15,000	202,200
Debbi H. Guthrie	28,600	--	20,842	49,442
Roy H. Taylor	29,000	--	15,292	44,292
William E. Thomas	28,600	--	15,000	43,600

_____________
(1)
Represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Topic 718, “Compensation - Stock Compensation”) (“FASB ASC Topic 718"). For a discussion of valuation assumptions, see Note 12 of the Notes to Consolidated Financial Statements in Provident’s Annual Report on Form 10-K for the year ended June 30, 2013.

(2)
Represents Provident’s cost for each director’s participation in certain group life, health and disability insurance, and medical reimbursement plans that are generally available to salaried employees and do not discriminate in scope, terms or operation, as well as a $15,000 bonus paid to each director.

(3)
Consists of an award of options to purchase 20,000 shares of Provident’s stock, granted on December 20, 2012. The award has a cliff vesting schedule, with 50% vesting on December 20, 2014 and 50% vesting on December 20, 2016.

Non-employee directors of Provident Savings Bank currently receive a monthly retainer of $2,500, a fee of $400 for each committee meeting attended and a fee of $1,000 for each special board meeting attended.  The committee chairman receives a fee of $500 per committee meeting attended.  In addition, directors are covered under the Bank’s policies for medical, dental and vision care.  Dependent coverage is available at the directors’ own expense.  Following retirement from the Board of Directors, Director Taylor will continue to receive this coverage (or supplemental coverage if he is eligible to receive Medicare) as he was grandfathered into prior benefit practices.  Remaining directors are ineligible for coverage subsequent to retirement.  No separate fees are paid for service on the Provident Board of Directors.  Employee directors receive no separate compensation for their services.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Personnel/Compensation Committee.  The Personnel/Compensation Committee of the Provident and Provident Savings Bank Boards of Directors is responsible for establishing and implementing all compensation policies of Provident, Provident Savings Bank and its subsidiaries.  The Committee is also responsible for evaluating the performance of the Chief Executive Officer and approving an appropriate compensation level.  The Chief Executive Officer evaluates the performance of all senior officers and recommends to the Committee individual compensation levels for approval by the Committee.

Objectives and Overview of the Compensation Program.  The Personnel/Compensation Committee believes that a compensation program for executive officers should take into account management skills, long-term performance results and shareholder returns.  The principles underlying our compensation policies are:

●	to attract and retain key executives who are highly qualified and are vital to the long-term success of Provident and its subsidiaries;

●	to provide levels of compensation competitive with those offered throughout the banking industry;

●	to align the interests of executives with shareholders by having a significant portion of total compensation based on meeting defined performance measures;

●	to motivate executives to enhance long-term shareholder value by helping them build their own ownership in Provident; and

●	to integrate the compensation program with the Bank’s long-term strategic planning and management process.

The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of Provident and Provident Savings Bank on a consolidated basis with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of Provident and Provident Savings Bank during the year.

      Compensation Consultant.  The Personnel/Compensation Committee has the authority to retain  compensation advisers.  Although the Committee has not retained a compensation consultant in recent years, it engaged Pearl Meyer & Partners (“PM&P”) to assist it with matters related to the adoption of the 2013 Equity Incentive Plan.  The Committee asked PM&P to review the draft plan and the description of the plan included in this Proxy Statement.  PM&P was retained by, and reported directly to, the Personnel/Compensation Committee, and provides no other services to Provident.  Prior to engaging PM&P, the Committee assessed its independence as required by Nasdaq rules and concluded that PM&P is independent.  The Committee reviewed and considered information provided to it by PM&P and based on its review and such factors as it deemed relevant, the Committee concluded that the information it received from PM&P is objective and did not raise any conflicts of interest.

Compensation Program Elements.  The Personnel/Compensation Committee focuses primarily on the following three components in forming the total compensation package for our executive officers:

●	base salary;

●	annual incentive compensation; and

●	long-term equity-based compensation.

The current compensation program involves a combination of salary, at-risk incentives to reward short-term performance, and stock option and restricted stock awards to reward long-term performance.  The Personnel/Compensation Committee monitors the allocation of compensation between long-term and currently paid items on an ongoing basis, with the goal of ensuring that the allocation is competitive in the banking industry.

Base Salary.  Base salary is intended to reward the executive’s ongoing performance and is based on the executive’s level of responsibility, individual ability, experience, and past and potential performance.  The salary levels of our executive officers are designed to be competitive with those of executives at similarly-sized banking institutions in our geographic area which have similar operations and performance.  Individual annual performance is reviewed by the Personnel/Compensation Committee or the Chief Executive Officer, as appropriate, to determine annual salary adjustments.  An executive may receive a material increase in salary upon taking on materially larger duties and responsibilities.  Compensation information is obtained by reviewing proxy statements and various compensation surveys including the SNL Financial Executive Compensation Review, the California Bankers Association Survey and the Employers Group Survey.  From these sources, the Personnel/Compensation Committee and the Chief Executive Officer create a compensation framework and set executive officer compensation based on the range of base salaries and bonuses paid, and equity awards granted, by peer companies.

Annual Incentive Compensation. Incentive compensation is intended to reward short-term performance goals, keeping compensation aligned with goals that typically improve shareholder returns.  The annual incentive plan is based on Provident’s annual performance compared to the business plan and individual performance requirements.  Each year, management prepares and the Board of Directors approves a one-year and three-year business plan, which establish strategic goals and objectives for Provident and each division of Provident.  Each executive is responsible for his or her specific goals and the objectives outlined in the business plan, which is monitored through the use of individual action plans.  Executives are graded each year on their successful completion of the action plans.

The Personnel/Compensation Committee suspended the annual incentive plan for the fiscal years ended June 30, 2009, 2010 and 2011 (although a discretionary bonus was paid for 2011 as a result of better than forecast results).  The plan was suspended because the business plans developed for those years contained lower performance goals than the goals we have historically adopted.  The Committee re-implemented the annual incentive plan for 2012 because it determined that the performance goals improved to a level that warranted the potential for incentive awards.

The annual incentive plan is designed to provide for a baseline bonus up to 50% of salary for the Chief Executive Officer, up to 45% of salary for the Chief Financial Officer, up to 25% of salary for senior officers, up to 12% of salary for certain managers (other than department managers) and up to 8% of salary for certain department managers.  Actual bonuses may exceed the baseline if Provident performs better than the business plan and/or the individual employee performs better than the individual performance requirements.  The business plan outlines a number of performance goals such as net income, return on assets, return on equity, efficiency ratio and diluted earnings per share, among others.  Individual performance requirements are project related and consistent with the duties and responsibilities of the particular employee.  The Personnel/Compensation Committee may use its discretion to modify a particular award or an individual’s performance requirements, although it has not typically done so.

For the year ended June 30, 2013, the named executive officers had the following performance goals, with the exception of Richard L. Gale, whose incentive plan is discussed below.

	Threshold	Target	Maximum	Fiscal 2013 Actual

Net income	$9,266,000	$11,582,000	$17,373,000	$25,797,000

Return on average assets	0.72%	0.90%	1.36%	2.09%

Return on average equity	6.38%	7.97%	11.96%	16.80%

Efficiency ratio	74.27%	70.53%	62.66%	62.03%

Diluted earnings per share	$0.88	$1.10	$1.65	$2.38

Richard L. Gale, our Senior Vice President - Mortgage Banking, has a separate incentive plan.  Mr. Gale’s annual bonus is based on 7.5% of the pre-tax income of Provident Bank Mortgage, a division of Provident Savings Bank. The minimum pre-tax income to trigger the bonus is $1.0 million, the maximum pre-tax income used to calculate the bonus cannot exceed $10.0 million, and the bonus will be adjusted by the net income of Provident compared to the business plan targets approved by the Board of Directors for the fiscal year.  If Provident meets or exceeds its business plan targets, Mr. Gale will receive 100% of the gross bonus amount.  If Provident’s net income is less than the business plan targets, the gross bonus amount is reduced by the corresponding percentage, with a maximum negative adjustment of 30%. For fiscal 2013, Mr. Gale’s bonus was not reduced by this provision.

Under the annual incentive plan, bonuses are calculated as a percentage of base salary.  For the fiscal year ended June 30, 2013, participation levels for the named executive officers expressed as a percentage of base salary at July 1, 2012 at each performance level were as follows:

	Threshold (%)	Target (%)	Maximum (%)

Craig G. Blunden	20.0	50.0	93.8
Donavon P. Ternes	18.0	45.0	84.4
Richard L. Gale	28.2	403.2	403.2
Kathryn R. Gonzales	10.0	25.0	46.9
David S. Weiant	10.0	25.0	46.9

We do not have a policy regarding the adjustment of previously paid bonuses, however, the Personnel/Compensation Committee does not certify annual bonuses until our independent auditor has completed its initial review of our year end financial statements and earnings release.

Equity-based Compensation. Equity-based compensation is intended to attract and retain qualified personnel and nonemployee directors, to provide these persons with a proprietary interest in Provident as an incentive to contribute to our success and to reward personnel for outstanding performance.  Equity-based compensation functions as a long-term incentive because awards are generally made with a multiple-year vesting schedule.  Awards are made either in the form of stock options or restricted stock.  Currently, we have in place the 1996 Stock Option Plan, the 2003 Stock Option Plan, the 2006 Equity Incentive Plan and the 2010 Equity Incentive Plan, each of which was approved by our shareholders at the time of adoption.  Awards remain available for grant under the 2003 Stock Option Plan, the 2006 Equity Incentive Plan and the 2010 Equity Incentive Plan.

The equity-based plans are administered and interpreted by the Personnel/Compensation Committee of the Provident Savings Bank Board of Directors.  Under the plans, the Committee determines which officers and key employees will receive awards, the number of shares subject to each option or shares of restricted stock awarded, and the vesting of the awards.  The per share exercise price of an option will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.  Awards are made at the discretion of the Board of Directors.  In addition, newly hired employees may receive awards at the time of their employment.  In determining whether to make option or restricted stock awards, the Personnel/Compensation Committee may take into account historical awards and then-current competitive conditions.

Provident also considers the results of the annual shareholder vote on executive compensation in determining compensation policies and practices.  At last year’s annual meeting of shareholders, the executive compensation resolution was approved by approximately 98% of the shares present for purposes of voting on executive compensation.  The Personnel/Compensation Committee believes that the affirmative vote of the shareholders demonstrates that existing policies and practices are reasonable for a bank of its size with its business plan in the current economic and competitive environment.

Personnel/Compensation Committee Report

The Personnel/Compensation Committee of the Boards of Directors of Provident and Provident Savings Bank has submitted the following report for inclusion in this Proxy Statement:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on the Committee’s review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Personnel/Compensation Committee:

Personnel/Compensation Committee:	Roy H. Taylor, Chairman
Bruce W. Bennett
William E. Thomas

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Compensation Policies and Risk

The Personnel/Compensation Committee strives to develop compensation policies and practices that discourage excessive risk-taking, that focus our executives and employees on creating long-term sustainable value for our shareholders, and that provide appropriate levels of realized compensation over time.  The Personnel/Compensation Committee believes that our compensation policies and practices should provide a blend of cash and equity, and short-term and longer-term incentives.  In addition, the Personnel/Compensation Committee, with the assistance of the Chief Executive Officer, establishes goals and objectives that require a combination of individual, business unit and company-wide performance measures consistent with effective controls and sound risk management.  The Personnel/Compensation Committee reports periodically to the Board of Directors, seeks Board approval of certain significant compensation policies and practices, and monitors changing market conditions that may influence the competitive landscape for attracting and retaining qualified executive management.

Summary Compensation Table

The following table shows information regarding compensation earned during the fiscal years ended June 30, 2013, 2012 and 2011 by our named executive officers, who are: (1) Craig G. Blunden, our principal executive officer; (2) Donavon P. Ternes, our principal financial officer; and (3) our three other most highly compensated officers, who are Richard L. Gale, Kathryn R. Gonzales and David S. Weiant.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)(3)	Total ($)

Craig G. Blunden	2013	414,356	--	--	--	378,984	309,332	40,531	1,143,203
Chairman and Chief	2012	394,625	--	--	--	228,594	236,020	35,077	894,316
Executive Officer	2011	385,000	150,000	169,680	174,720	--	128,718	37,741	1,045,859

Donavon P. Ternes	2013	271,215	--	--	--	223,256	45,093	27,443	567,007
President, Chief Operating	2012	258,300	--	--	--	134,633	379,625	22,160	794,748
Officer, Chief Financial	2011	220,500	100,000	159,075	163,800	--	--	20,099	663,474
Officer and Secretary

Richard L. Gale	2013	186,000	--	--	--	750,000	--	17,638	953,638
Senior Vice President -	2012	186,000	--	--	--	712,500	--	19,372	917,872
Mortgage Banking	2011	138,000	--	70,700	72,800	600,000	--	18,824	900,324

Kathryn R. Gonzales	2013	191,280	--	--	--	80,696	--	23,009	294,985
Senior Vice President -	2012	184,800	--	--	--	49,376	--	16,563	250,739
Retail Banking	2011	175,200	40,000	70,700	72,800	--	--	14,946	373,646

David S. Weiant	2013	198,720	--	--	--	83,835	--	30,062	312,617
Senior Vice President -	2012	192,000	--	--	--	51,300	--	23,832	267,132
Chief Lending Officer	2011	186,000	40,000	70,700	72,800	--	--	20,293	389,793
_____________
(1)
Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 of the Notes to Consolidated Financial Statements in Provident’s Annual Report on Form 10-K for the year ended June 30, 2013.

(2)	Please see the table below for more information on the other compensation paid to our named executive officers in the year ended June 30, 2013.
(3)
Provident Savings Bank may provide certain non-cash perquisites and personal benefits to the named executive officers that do not exceed $10,000 in the aggregate for any individual that are not included.

All Other Compensation.  The following table sets forth details of “All Other Compensation,” as presented above in the Summary Compensation Table.

Name	Long-term Disability Insurance Premium ($)	Spouse’s Benefit Plan Participation ($)(1)	401(k) Matching Contribution ($)	ESOP Contribution ($)	Personal Use of a Company Car/Car Allowance ($)	Tax Preparation ($)

Craig G. Blunden	5,710	8,610	7,803	13,745	3,923	740
Donavon P. Ternes	--	--	7,698	13,745	6,000	--
Richard L. Gale	--	--	293	13,745	3,600	--
Kathryn R. Gonzales	--	--	956	13,053	9,000	--
David S. Weiant	--	--	7,501	13,561	9,000	--
____________
(1)
Pursuant to the terms of Mr. Blunden’s employment agreement, Provident pays 100% of the cost of his spouse’s participation in certain group life, health and disability insurance, and medical reimbursement plans that are generally available to salaried employees. All other employees pay 100% of their dependents’ coverage.

Employment Agreement.  Provident Savings Bank entered into a new employment agreement with Mr. Blunden in December 2005 that was restated effective December 15, 2008.  The agreement has a term of three years and may be renewed by the Board for an additional year each year unless the Bank or Mr. Blunden has given written notice of their intention not to extend the term of the agreement at least 90 days prior to the anniversary date.  Mr. Blunden’s current base salary under the agreement is $424,463 and is subject to annual review and approval by the Board.  Mr. Blunden may also receive performance-based or discretionary bonuses, as authorized by the Board.  Under the agreement, Mr. Blunden is eligible to participate in all benefit programs to the same extent as employees of the Bank as well as any program made available to senior executives of the Bank, including the use of an employer-provided automobile.  The agreement also provides for the reimbursement of expenses incurred by Mr. Blunden in the course of his employment.  The agreement provides that compensation may be paid in the event of disability, death, involuntary termination or a change in control, as described below under “Potential Payments Upon Termination.”

Severance Agreements.  We extended the existing change in control severance agreements with Mr. Ternes, Mr. Gale, Ms. Gonzales and Mr. Weiant effective as of February 27, 2013.  The agreements have a term of one year, which may be extended for an additional year on the anniversary of the effective date of the agreement by the Board of Directors.  The agreements provide for compensation in the event of an involuntary termination, other than for cause, within 12 months following a change in control of Provident or Provident Savings Bank, as described under “Potential Payments Upon Termination.”

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards made to our named executive officers for the fiscal year ended June 30, 2013.  We did not grant any equity awards; therefore, these columns have been omitted from the table below.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)

Craig G. Blunden	80,850	202,125	378,984
Donavon P. Ternes	47,628	119,070	223,256
Richard L. Gale	52,500	750,000	750,000
Kathryn R. Gonzales	19,128	47,820	89,663
David S. Weiant	19,872	49,680	93,150
_____________
(1)	Amounts represent the possible payouts under our annual incentive plan.

Outstanding Equity Awards

The following information with respect to outstanding equity awards as of June 30, 2013 is presented for the named executive officers.

		Option Awards (1)				Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Craig G. Blunden	09/24/03	24,000	--	20.23	09/24/13	--	--
	04/23/04	42,000	--	24.80	04/23/14	--	--
	02/06/07	30,000	--	28.31	02/06/17	--	--
	08/07/08	29,000	--	7.03	08/07/18	--	--
	06/20/11	24,000	24,000	7.43	06/20/21	12,000	190,560

Donavon P. Ternes	09/24/03	7,500	--	20.23	09/24/13	--	--
	04/23/04	29,000	--	24.80	04/23/14	--	--
	02/06/07	24,000	--	28.31	02/06/17	--	--
	08/07/08	25,000	--	7.03	08/07/18	--	--
	06/20/11	22,500	22,500	7.43	06/20/21	11,250	178,650

Richard L. Gale	09/24/03	4,500	--	20.23	09/24/13	--	--
	04/23/04	9,500	--	24.80	04/23/14	--	--
	02/06/07	8,000	--	28.31	02/06/17	--	--
	08/07/08	9,000	--	7.03	08/07/18	--	--
	06/20/11	10,000	10,000	7.43	06/20/21	5,000	79,400

Kathryn R. Gonzales	08/07/06	50,000	--	30.00	08/07/16	--	--
	02/06/07	8,000	--	28.31	02/06/17	--	--
	06/20/11	10,000	10,000	7.43	06/20/21	5,000	79,400

David S. Weiant	07/26/07	50,000	--	19.92	07/26/17	--	--
	06/20/11	10,000	10,000	7.43	06/20/21	5,000	79,400
___________
(1)
Awards vest ratably over the five-year period from the grant date, with the first 20% vesting one year after the grant date, unless noted otherwise. The stock options and restricted stock awarded on August 7, 2008 had a cliff vesting schedule of three years, and vested on August 7, 2011. The stock options and restricted stock awarded on June 20, 2011 have a cliff vesting schedule of four years, with 50% vesting on June 20, 2013 and 50% vesting on June 20, 2015.

(2)	Based on the closing market price of $15.88 per share of Provident’s common stock on June 30, 2013.

Options Exercised and Stock Vested

The following table shows the value realized upon exercise of stock options and vesting of stock awards for our named executive officers in the fiscal year ended June 30, 2013.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Craig G. Blunden	--	--	12,000	187,800
Donavon P. Ternes	--	--	11,250	176,063
Richard L. Gale	--	--	5,000	78,250
Kathryn R. Gonzales	9,000	53,835	5,000	78,250
David S. Wieant	9,000	53,619	5,000	78,250

Pension Benefits

The following information is presented with respect to the nature and value of pension benefits for the named executive officers at June 30, 2013.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Craig G. Blunden	Post-Retirement Compensation Agreement	(1)	3,892,849	--
Donavon P. Ternes	Post-Retirement Compensation Agreement	(1)	2,181,927	--
Richard L. Gale	--	--	--	--
Kathryn R. Gonzales	--	--	--	--
David S. Weiant	--	--	--	--
____________
(1)
Number of years of credited service is not relevant. Benefit is calculated based on whether the executive has reached age 62 at the time of retirement, or how many months remain until his 62nd birthday.

Provident Savings Bank has entered into post-retirement compensation agreements with Messrs. Blunden and Ternes.  The agreements provide that if the executive terminates employment with the Bank after attaining age 62, the Bank will provide the executive with a monthly benefit for life equal to 50% of his final average monthly salary.  The agreement also provides for early retirement benefits and payments in the event of the executive’s death or disability.  These payments are described below under “Potential Payments Upon Termination.”

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination, retirement and death.  In addition, our equity plans also provide for potential payments upon termination.  The following table shows, as of June 30, 2013, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Death ($)	Disability ($)	Involuntary Termination ($)	Change in Control ($)	Early Retirement ($)	Normal Retirement ($)

Craig G. Blunden
Employment Agreement	233,361	684,640	457,296	1,286,197	472,408	472,408
Post-Retirement Compensation Agreement (1)	19,021	19,021	19,021	19,021	19,021	19,021
Equity Plans	852,810	852,810	852,810	852,810	--	--

(Table continues on following page)

	Death ($)	Disability ($)	Involuntary Termination ($)	Change in Control ($)	Early Retirement ($)	Normal Retirement ($)

Donavon P. Ternes
Severance Agreement	--	--	1,015,574	1,015,574	--	--
Post-Retirement Compensation Agreement (1)	14,734	14,734	14,734	14,734	8,817	14,734
Equity Plans	780,150	780,150	780,150	780,150	--	--

Richard L. Gale
Severance Agreement	--	--	831,915	831,915	--	--
Equity Plans	328,050	328,050	328,050	328,050	--	--

Kathryn R. Gonzales
Severance Agreement	--	--	547,852	547,852	--	--
Equity Plans	248,400	248,400	248,400	248,400	--	--

David S. Weiant
Severance Agreement	--	--	578,512	578,512	--	--
Equity Plans	248,400	248,400	248,400	248,400	--	--
__________
(1)	Monthly benefit to the executive or his spouse for life.

Employment Agreement.  Mr. Blunden’s employment agreement provides for potential payments in the event of his disability, death or termination.  If Mr. Blunden becomes entitled to benefits under the terms of the then-current disability plan, if any, of Provident Savings Bank or becomes otherwise unable to fulfill his duties under his employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided by the Bank for executive employees.  In the event of his disability, the employment agreement will not be suspended, except that the obligation to pay Mr. Blunden’s salary shall be reduced in accordance with the amount of any disability income benefits he receives such that, on an after-tax basis, he realizes from the sum of disability income benefits and his salary the same amount as he would realize on an after-tax basis from his salary if he had not become disabled.  Upon a resolution adopted by a majority of the disinterested members of the Board of Directors, the Bank may discontinue payment of Mr. Blunden’s salary beginning six months after a determination that he has become entitled to benefits under the disability plan or is otherwise unable to fulfill his duties under the employment agreement.

In the event of Mr. Blunden’s death while employed under the employment agreement and prior to any termination of employment, the Bank shall pay to his estate, or such person as he may have previously designated, the salary which was not previously paid to him and which he would have earned if he had continued to be employed under the agreement through the last day of the calendar month in which he died, together with the benefits provided under the employment agreement through that date.

The employment agreement also provides for benefits in the event of Mr. Blunden’s involuntary termination.  If Mr. Blunden’s employment is terminated for any reason other than cause, death, permanent disability, retirement or change in control, or Mr. Blunden terminates his own employment because of a material diminution of or interference with his duties, responsibilities or benefits, he is entitled to payment and benefits.  Specifically, the Bank must make a lump sum payment equal to the discounted present value of the aggregate future base salary payments Mr. Blunden would have received over the then remaining term of the agreement.

If Mr. Blunden’s employment is terminated within 12 months following a change in control of Provident, or he terminates his own employment within 12 months following a change in control for any of the reasons listed in the previous paragraph, the Bank must pay him a lump sum equal to 299% of his base amount (as defined in Section 280G of the Internal Revenue Code) and must provide during the remaining term of the employment agreement substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of Mr. Blunden and his dependents and beneficiaries who would have been eligible for such benefits if he had not suffered involuntary termination.  However, if the value of the lump sum and benefits described in the preceding sentence exceeds the amount that could be paid without violating Section 280G (pertaining to golden parachute payments), taking into account other payments due Mr. Blunden in connection with a change in control, then the value of such lump sum and benefits may be reduced so that Section 280G is not violated.

In the event of Mr. Blunden’s death or disability, or in the event of his normal or early retirement, the Bank shall continue to provide the following benefits to him or his estate, as applicable: (1) the Bank shall continue in force, without cost to Mr. Blunden, those life and accidental death and dismemberment insurance coverages being provided by the Bank to Mr. Blunden and his spouse and his eligible dependents as of the date of such termination, subject to reduction after his 65th birthday; (2) the Bank shall continue to provide to Mr. Blunden and his eligible dependents life and medical insurance coverage equivalent in benefits, duration and terms to that provided to him and such persons as of the date of such termination; and (3) the Bank shall continue to reimburse Mr. Blunden for the expenses outlined in Section 4(c) of his employment agreement, which includes club dues.

Severance Agreements.  We entered into revised change in control severance agreements with each of the named executive officers, other than Mr. Blunden, effective as of February 27, 2013.  The agreements have a term of one year, which may be extended for an additional year on the anniversary of the effective date of the agreement by the Board of Directors.  If the employment of the executive is involuntarily terminated, other than for cause, within 12 months following a change in control of Provident or Provident Savings Bank, or the executive terminates his or her own employment within 12 months following a change in control because of any demotion, loss of title, office or significant authority, reduction in the executive’s annual compensation or benefits, or relocation of the executive’s principal place of employment more than 35 miles from the pre-change in control location, the executive would be entitled to payment and benefits. The agreements provide that the Bank must pay a lump sum payment equal to two times the executive’s then current base salary and a lump sum payment equal to two times the largest annual bonus paid to the executive during the two years prior to termination of employment. The Bank or its successor also would be obligated to continue the executive’s life, medical, dental and disability coverage for a two-year period following termination of employment. Mr. Gale’s agreement provides for the same change of control and other benefits as for the other named executive officers and provides that his bonus will be two times the largest bonus paid to an executive (other than Mr. Gale or the Chief Executive Officer of Provident) who is a party to a severance agreement.

Post-Retirement Compensation Agreement. Provident Savings Bank entered into a post-retirement compensation agreement with Mr. Blunden, which was amended on December 15, 2005, and a new post-retirement compensation agreement with Mr. Ternes as of July 7, 2009.  The agreements provide that if Mr. Blunden and Mr. Ternes terminate employment with the Bank after having attained age 62, or on account of death, disability or involuntary termination, the Bank will pay the executive a lump sum amount equal in value to a stream of payments, payable over the executive’s life, the annual amount of which is 50% of the executive’s final average monthly salary (reduced in the case of disability by amounts received by the executive from any long-term disability policies maintained by the Bank).  If the executive terminates employment prior to attaining age 62, then a reduced lump sum benefit will be provided, payable when the executive attains age 62.  This is only applicable to Mr. Ternes as Mr. Blunden has already turned 62.  For purposes of the agreements, “final average monthly salary” is defined as the average of the executive’s highest paid 36 months of employment with the Bank determined by reference to the average gross amount of his basic monthly salary (before tax withholding and other payroll deductions), excluding bonus or incentive awards, director fees, if any, and accelerated payments of future salary.  The value of this lump sum benefit is calculated using National Association of Insurance Commissioners standard mortality tables as of such date, and a discount rate equal to the lesser of the then-current prime rate or the Eleventh District cost of funds.

Equity Plans.  Our 1996 Stock Option Plan, 2003 Stock Option Plan, 2006 Equity Incentive Plan and 2010 Equity Incentive Plan provide for accelerated vesting of awards in the event of a change in control.  If a change in control occurs prior to the vesting of an award, the vesting date will be accelerated to the effective date of the change in control.  The 2003 Stock Option Plan also provides that if a tender offer or exchange offer is commenced, all options granted and not fully exercisable shall become exercisable in full upon the happening of such event.  The 1996 Stock Option Plan, the 2006 Equity Incentive Plan and the 2010 Equity Incentive Plan also provide that if an award recipient’s employment terminates due to death or disability prior to the vesting of an award, the vesting date will be accelerated to the date of termination of service.

Compensation Committee Interlocks and Insider Participation

The members of the Personnel/Compensation Committee are Directors Taylor, Bennett and Thomas.  No members of the Committee were officers or employees of Provident or any of its subsidiaries during the year ended June 30, 2013, nor were they formerly Provident officers or had any relationships otherwise requiring disclosure.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this Proxy Statement and present at the meeting a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Provident’s executives as disclosed in this Proxy Statement.  The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Provident’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in Provident’s Proxy Statement for the 2013 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Personnel/Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Personnel/Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies is to attract and retain key executives who are highly qualified and vital to our long-term success, while aligning the interests of executives with shareholders.  As discussed in the Compensation Discussion and Analysis, the Personnel/Compensation Committee of the Board of Directors believes that the executive compensation for 2013 is reasonable and appropriate and is justified by Provident’s performance in an extremely difficult environment. In considering how to vote on this proposal, the Board requests that you consider the following factors:

●	This year marks the third consecutive year of substantially improved financial results in a difficult operating environment.
●	The Bank must offer competitive compensation packages to attract and retain well-qualified executives who are critical to Provident’s long-term success.
●	The compensation program entails a balanced approach that considers the short-term and long-term interests of shareholders and safe and sound banking practices.
●	The compensation program does not encourage excessive and unnecessary risks that would threaten the value of Provident.

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

 PROPOSAL 3 – APPROVAL OF 2013 EQUITY INCENTIVE PLAN

Overview

On October 10, 2013, our Board of Directors unanimously adopted, subject to shareholder approval, the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan.  The purposes of the plan are (1) to reward performance and build the participants’ equity interest in Provident by providing long-term incentives and rewards to directors, key employees and other persons who provide services to us and who contribute to our success by their innovation, ability, industry, loyalty and exceptional service, and (2) to enable us to pursue mergers and acquisitions.

We strongly believe that the approval of the 2013 Equity Incentive Plan is essential to our continued success. The Personnel/Compensation Committee, the Board and management believe that equity awards motivate high levels of performance, align the interests of our personnel and shareholders by giving directors and employees the perspective of an owner with an equity stake in Provident, and effectively recognize director and employee contributions to Provident’s success.  The Committee, Board and management further believe that equity awards are a competitive necessity in our industry, allowing us to recruit and retain the highly qualified officers and other key personnel who help Provident meet its goals, and reward and encourage current directors and employees.

The following summary is a brief description of the material features of the 2013 Equity Incentive Plan.  This summary is qualified in its entirety by reference to the plan, a copy of which is attached to this Proxy Statement as Appendix A.

Summary

Administration.  The 2013 Equity Incentive Plan will be administered by a committee appointed by the Board of Directors, which will consist of at least two members, each of whom will be an outside director, a non-employee director and an independent director, as those terms are defined in the plan.  The Provident and Provident Savings Bank Personnel/Compensation Committee will administer the plan.  Among other things, the Committee will (1) interpret the plan, (2) adopt rules for the administration of the plan, (3) select persons to receive awards from among the eligible participants and (4) determine the types of awards and the number of shares to be awarded to participants.

Awards.  The 2013 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, non-qualified stock options, which do not satisfy the requirements for treatment as incentive stock options, and awards of restricted stock, denominated in shares or share units.  Subject to adjustments described below under “–Adjustments in the Event of Business Reorganization,” Provident has reserved 600,000 shares of its common stock for issuance under the plan in connection with the exercise of awards, which represents 5.9% of Provident’s common stock outstanding on the voting record date. The fair market value of these shares is $9,786,000, based on the closing price of Provident’s common stock as of the close of business on the voting record date.  Only shares actually issued to participants or retained or surrendered to satisfy tax withholding obligations for awards under the plan count against this total number of shares available under the plan.

Under the 2013 Equity Incentive Plan, the Committee may grant stock options that, upon exercise, result in the issuance of 300,000 shares of our common stock.  This amount represents 2.9% of Provident's total issued and outstanding shares on the voting record date.  The plan also provides that during any calendar year, the maximum aggregate number of shares with respect to which stock options may be granted to any one individual is 60,000.  In addition, the plan provides that the maximum aggregate number of shares with respect to which incentive stock options may be granted is 300,000.  The Committee may grant restricted stock for an aggregate of 300,000 shares of our common stock, which represents 2.9% of Provident's total issued and outstanding shares on the voting record date.  The plan also provides that during any calendar year, the maximum aggregate number of shares of restricted stock which may be granted to any one individual is 45,000.  Each of the maximum amounts described in this paragraph is subject to adjustments described below under “–Adjustments in the Event of Business Reorganization.”

The 2013 Equity Incentive Plan provides for the use of treasury shares and authorized but unissued shares to fund awards.  Treasury shares are previously issued shares of Provident’s common stock that are no longer outstanding as a result of having been repurchased or otherwise reacquired by Provident.  It is intended that the restricted stock awards under the plan will be funded with treasury shares and the stock option awards will be funded with authorized but unissued shares.  The awards will have the effect of diluting the holdings of persons who own our common stock.  Assuming all awards under the plan are awarded and exercised through the use of treasury shares and authorized but unissued common stock, current shareholders would be diluted by approximately 5.9% based on the number of shares outstanding as of the close of business on the voting record date.

Eligibility to Receive Awards.  The Committee may grant awards under the 2013 Equity Incentive Plan to directors, advisory directors, directors emeriti, officers and employees of Provident and its affiliates.  However, incentive stock options may only be awarded to employees.  The Committee will select persons to receive awards among the eligible participants and determine the number of shares for each award granted.  Currently, there are approximately 36 individuals who are eligible to receive awards under the plan, consisting of six directors and 30 employees.

Terms and Conditions of Stock Options.  The Committee may grant stock options to purchase shares of the our common stock at a price that is not less than the fair market value of the common stock on the date the option is granted. The fair market value is the closing sales price on the grant date as quoted on Nasdaq.  Stock options may not be exercised later than 10 years after the grant date.  Subject to the limitations imposed by the provisions of the Internal Revenue Code, certain of the options granted under the 2013 Equity Incentive Plan to officers and employees may be designated as “incentive stock options.”  Options that are not designated and do not otherwise qualify as incentive stock options are referred to as “non-qualified stock options.”

The Committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the forms in which, payment of the exercise price with respect to the stock option may be made.  Unless otherwise determined by the Committee and set forth in the written award agreement evidencing the grant of the stock option, upon termination of service of the participant for any reason other than for cause, all stock options then currently exercisable by the participant shall remain exercisable for one year for terminations due to death, disability or retirement (termination of employment after attaining age 59½), and for three months for other terminations or until the expiration of the stock option by its terms if sooner.  Upon any termination of service for cause, all stock options not previously exercised shall immediately be forfeited.

         Prohibition Against Option Repricing and Purchase of Underwater Options.  Except as provided under “–Adjustments in the Event of Business Reorganization” below, neither the Committee nor the Board may amend or modify the exercise price of a stock option or cancel the stock option at a time when the exercise price is greater than the fair market value of Provident’s common stock in exchange for another award.  In addition, neither Provident nor any affiliate may purchase from any option holder any option where the exercise price of the option exceeds the fair market value of the underlying share (i.e., an “underwater option”).

Terms and Conditions of Restricted Stock Awards.  The Committee is authorized to grant restricted stock, which are shares of Provident common stock that are subject to a substantial risk of forfeiture and limits on transfer until the shares vest.  The Committee will establish a restricted period, subject to acceleration as described below under “–Acceleration of Exercisability of Stock Options and Vesting of Restricted Stock Awards,” during which, or at the expiration of which, the restricted stock awards vest and shares of common stock awarded shall no longer be subject to forfeiture or restrictions on transfer.  During the vesting period, unless otherwise provided for in the award agreement, the recipient will not have the power to vote the restricted shares and will not have the right to receive dividends with respect to those shares.

The Committee also may grant share units, which provide for the transfer of a specified number of shares of Provident common stock once the applicable vesting requirements are met.  The Committee will establish a restricted period, subject to acceleration as described below under “–Acceleration of Exercisability of Stock Options and Vesting of Restricted Stock Awards,” after which the specified number of shares of Provident common stock will be transferred to the grantee.

Except as provided under “–Transferability of Awards,” restricted stock and share units generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant before the vesting conditions are satisfied.  The Committee has the right to determine any other terms and conditions, not inconsistent with the 2013 Equity Incentive Plan, upon which a restricted stock or share unit award shall be granted.

Acceleration of Exercisability of Stock Options and Vesting of Restricted Stock Awards.  Unless otherwise provided in an award agreement, upon a change in control of Provident followed by an involuntary termination of the award recipient within 12 months of the change in control (change in control and involuntary termination as defined in the 2013 Equity Incentive Plan) or upon the termination of the award recipient’s service due to death or disability, all unvested awards under the 2013 Equity Incentive Plan shall become exercisable in the case of stock options, or vest in the case of restricted stock (including the transfer of Provident common stock in connection with a share unit), as of the date of the termination.  The Committee also has the authority, with the consent of the award recipient, to the extent deemed necessary by the Committee, to amend or modify the terms of any outstanding award.

        Forfeiture of Awards.  If the holder of an unvested award terminates service other than due to death, disability or a change in control, the unvested portion of the award will be forfeited by the holder.  Upon any termination of service for cause, all stock options not previously exercised shall be forfeited immediately by the holder.

               Transferability of Awards.  Stock options and unvested restricted stock awards may be transferred upon the death of the holder to whom it was awarded, by will or the laws of inheritance, or pursuant to a domestic relations order.  Furthermore, the Committee may approve the transfer of  non-qualified stock options and restricted stock awards to certain family members.

    Amendment and Termination of the Plan.  The 2013 Equity Incentive Plan shall continue in effect for a term of 10 years, after which no further awards may be granted.  The Board of Directors may at any time amend, suspend or terminate the plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted.  No amendment, suspension or termination of the plan, however, will impair the rights of any participant, without his or her consent, in any award already granted, except in limited circumstances where necessary to comply with certain tax law requirements or regulatory requirements.  All awards are subject to “clawback” provisions as required by law, rule, regulation or stock exchange listing, or a policy related thereto.

Adjustments in the Event of Business Reorganization

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other securities, stock split, stock dividend, special cash dividend or other special and nonrecurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, affects the shares of Provident’s common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, the Committee must, in such manner as it deems equitable, adjust the number of shares as to which future awards may be made and the number of shares subject to and exercise prices of outstanding awards.

Important Considerations

The 2013 Equity Incentive Plan contains a number of provisions that we believe are consistent with the interests of shareholders and sound corporate governance practices, including:

●
Double trigger for acceleration of vesting of awards in connection with a change in control transaction.  The plan requires both a change in control and an involuntary termination of the award recipient within 12 months of the change in control in order to accelerate option exercisability and restricted stock vesting in the event of a change in control transaction.

●	No liberal share counting. The plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or to satisfy tax withholding requirements.

●	No repricing of stock options. The plan prohibits the repricing of stock options.

●	No purchase of underwater options. The plan prohibits Provident from purchasing from any option holder any option where the exercise price exceeds the fair market value of the underlying share.

●	No discounted stock options. All stock options must have an exercise price equal to or greater than the fair market value of the underlying common stock on the date of grant.

●	No dividends on unearned awards. The plan prohibits the payment of dividends on unearned awards, unless provided in an award agreement.

●	Limit on awards to any one individual. The plan imposes a maximum number of shares that may be granted to any one individual in any 12-month period.

    Provident currently maintains the 2010 Equity Incentive Plan, the 2006 Equity Incentive Plan, the 2003 Stock Option Plan and the 1996 Stock Option Plan.  Stock options and shares of restricted common stock were awarded pursuant to these plans and outstanding awards will not be affected by adoption of the 2013 Equity Incentive Plan.  As of October 11, 2013, 372,950 shares were available for award under the existing plans.  We believe that the availability of stock compensation programs is an important element of its overall retention, recruitment, incentive compensation and growth strategies and that the adoption of the 2013 Equity Incentive Plan will assist us in meeting the objectives of these strategies.

    In determining the number of shares to be reserved for issuance under the 2013 Equity Incentive Plan and analyzing the impact on our shareholders of making equity awards, we considered our burn rate and overhang. Burn rate provides a measure of the potential dilutive impact of our equity award program.  Set forth below is a table that reflects our burn rate for 2013, 2012 and 2011 as well as the average over those years.

Fiscal Year	Restricted Stock Granted	Options Granted	Total Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (1)
2013	--	20,000	20,000	10,601,145	0.2%
2012	--	--	--	11,222,797	--
2011	146,000	412,000	558,000	11,389,106	4.9%
Three-year average					1.7%
__________
(1)	Gross Burn Rate is defined as the number of shares of common stock underlying awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

The following table provides information as of October 11, 2013 regarding our total outstanding shares of common stock, shares underlying outstanding awards under prior plans and shares that would be added upon stockholder approval of the 2013 Equity Incentive Plan (“overhang”):

As of October 11, 2013
Shares underlying outstanding awards	1,116,750
Shares outstanding	10,201,348
Overhang (shares underlying outstanding awards/shares outstanding)	10.9%
Shares available for grant under prior plans	372,950
Total overhang (shares underlying outstanding awards and plan shares available/shares outstanding)	14.6%
Shares Board seeks approval for	600,000
As a percentage of shares outstanding	5.9%

The following table provides information regarding our outstanding stock options, broken down by those that expire within the next year and those that expire after one year.  We believe a significant percentage will not be exercised as a result of the option exercise price greatly exceeding the closing market price of $16.31 per share of Provident’s common stock on October 11, 2013.

Expiration Date	Exercise Price	Outstanding Options

11/27/2013	$24.80	8,500
11/27/2013	$23.00	1,500
11/27/2013	$29.93	1,500

(Table continues on following page)

Expiration Date	Exercise Price	Outstanding Options

11/27/2013	$30.04	1,500
11/27/2013	$28.31	10,300
04/23/2014	$24.80	179,700
07/22/2014	$23.00	17,500
Sub-Total		220,500

03/22/2015	$29.74	5,000
04/28/2015	$27.53	2,500
07/26/2015	$29.93	7,500
07/25/2016	$30.04	7,500
08/07/2016	$30.00	50,000
09/26/2016	$30.15	5,000
02/06/2017	$28.31	163,500
07/26/2017	$19.92	50,000
08/07/2018	$ 7.03	127,000
06/20/2021	$ 7.43	386,000
12/20/2022	$16.47	20,000
Sub-Total		824,000

Total		1,044,500

Of the 220,500 options expiring in the next year, only 10,300 are eligible for re-issue, and the remainder expire.  For each of these reasons, the potential dilution to our shareholders from our existing equity plans will be far less than originally anticipated. Ultimately, the plans worked as designed, rewarding employees when shareholder value was created and limiting dilution when values retrench as they did during the global recession of 2009.

The following chart illustrates Provident’s share price performance before, during and after the global recession of 2009.  The Personnel/Compensation Committee believes that equity awards motivate high levels of performance and effectively recognize director and employee contributions to Provident’s success. Although Provident's share price performance declined during the period, it did not decline as much as the SNL U.S. Thrift index.

The graph below illustrates the dilutive effects of the 2013 Equity Incentive Plan if all shares were immediately awarded upon approval of the Plan in different scenarios of share price appreciation or depreciation.  The graph also illustrates the increase or decrease in shareholder value as defined by market capitalization.

Potential Cost of Dilution
Market Capitalization
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$-
$350,000,000
$280,000,000
$210,000,000
$140,000,000
$70,000,000
$-
2013 EIP Options - Potential Cost of Dilution
2013 EIP Restricted Stock - Potential Cost of Dilution
Market Capitalization (based on current shares outstanding)
-25%
-10%
-5%
0%
5%
10%
25%
50%
100%
Change in Price of PROV Shares from 10/11/2013

Federal Income Tax Consequences

The following discussion provides a general overview of the federal tax consequences that apply to non-qualified stock options, incentive stock options and restricted stock awards, as of the date of this Proxy Statement.

Non-qualified Stock Options.  Under current federal tax law, the non-qualified stock options granted under the 2013 Equity Incentive Plan will not result in any taxable income to the optionee or any tax deduction to Provident at the time of grant.  Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is taxable to the optionee as compensation income and is generally deductible by Provident.  The optionee’s tax basis for the shares is the market value of the shares at the time of exercise.  Upon a sale of the shares, the optionee will recognize a capital gain to the extent of any appreciation in value of the shares from the date of exercise to the date of sale, and such gain will qualify as long-term capital gain if the applicable capital gain holding period is satisfied.

Incentive Stock Options.  Neither the grant nor the exercise of an incentive stock option under the 2013 Equity Incentive Plan will result in any federal tax consequences to either the optionee or Provident, although the difference between the market price on the date of exercise and the exercise price is an item of adjustment included for purposes of calculating the optionee’s alternative minimum tax.  Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain if the applicable holding period is satisfied.  If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (a) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (b) the difference between the exercise price and the sale price will be taxed as ordinary income and Provident will be entitled to a deduction in the same amount.  The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable capital gains holding period is satisfied.

If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option.  The time frame in which to exercise an incentive stock option is extended in the event of the death or disability of the optionee.

Restricted Stock Awards.  Recipients of restricted shares granted under the 2013 Equity Incentive Plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, or at the time shares of Provident common stock are transferred to the awardee, in the case of share units, in an amount equal to the fair market value of the shares on that date.  In certain circumstances, a holder of restricted stock (but not share units) may elect to recognize ordinary income on the date of the grant of the restricted stock in an amount equal to the fair market value of the shares on the grant date.  Upon a subsequent sale of the shares, the holder of restricted stock will recognize capital gain or loss based on the difference between the amount received and the amount previously recognized as ordinary income.  If an award agreement provides that an owner of restricted stock is entitled to receive dividends, then recipients of shares granted under the plan will also recognize ordinary income equal to their dividend payments when these payments are received.

Proposed Awards Under the Plan

No awards have been proposed under the 2013 Equity Incentive Plan as of the date of this Proxy Statement.

Equity Compensation Plan Information

The following table summarizes share and exercise price information regarding our equity compensation plans as of June 30, 2013:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,196,750	$16.96	372,950

Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	1,196,750	$16.96	372,950

Voting Recommendation

The Board of Directors recommends that shareholders vote FOR the adoption of the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Charter.  The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process.  The charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent auditor, the internal audit department and management.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to Provident’s audited financial statements for the fiscal year ended June 30, 2013:

●	The Audit Committee has completed its review and discussion of the 2013 audited financial statements with management;

●
The Audit Committee has discussed with the independent auditor, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

●
The Audit Committee has received written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence; and

●
The Audit Committee has, based on its review and discussions with management of the 2013 audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that Provident’s audited financial statements for the year ended June 30, 2013 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:	Joseph P. Barr, Chairman
Judy A. Carpenter
Debbi H. Guthrie

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Provident’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that, during the fiscal year ended June 30, 2013, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Deloitte & Touche LLP served as our independent auditor for the fiscal year ended June 30, 2013.  The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent auditor for the fiscal year ending June 30, 2014, subject to approval by shareholders.  A representative of Deloitte & Touche LLP will be present at the annual meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees paid to Deloitte & Touche LLP for professional services rendered for the fiscal years ended June 30, 2013 and 2012.

	Year Ended June 30,
	2013	2012

Audit Fees (1)	$644,800	$524,773
Tax Fees (2)	55,035	64,679
Total	$699,835	$589,452
___________
(1)	Includes fees paid for the annual audit, quarterly reviews of the consolidated financial statements, and the annual audit of internal controls over financial reporting.
(2)	Primarily consists of fees related to the preparation of Provident’s income tax returns.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with its annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor of Provident for the fiscal year ending June 30, 2014.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.  In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telecopier or telephone without additional compensation.

Provident’s 2013 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the voting record date.  Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of Provident.  The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

A copy of Provident’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, as filed with the SEC, will be furnished without charge to shareholders of record as of the close of business on the voting record date upon written request to Donavon P. Ternes, Secretary, Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506.

 SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at next year’s annual meeting must be received by us no later than June 26, 2014 to be considered for inclusion in the proxy materials and form of proxy relating to the annual meeting.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

Our Certificate of Incorporation provides that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, the shareholder must deliver notice of nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days’ notice of the meeting is given to shareholders, the shareholder’s notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.  As specified in the Certificate of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including that person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving the notice.  The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting the business at the meeting and any interest of the shareholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ DONAVON P. TERNES

DONAVON P. TERNES
Secretary

Riverside, California
October 24, 2013

 Appendix A

PROVIDENT FINANCIAL HOLDINGS, INC.
2013 EQUITY INCENTIVE PLAN

ARTICLE I
PURPOSE

Section 1.1  General Purpose of the Plan.

The purposes of the Plan are (i) to reward performance and build the participants’ equity interest in Provident Financial Holdings, Inc. by providing long-term incentives and rewards to directors, advisory directors, directors emeriti, officers and employees who provide services to Provident Financial Holdings, Inc. and its affiliates and who contribute to its success by their innovation, ability, industry, loyalty and exceptional service, and (ii) to enable Provident Financial Holdings, Inc. to pursue mergers and acquisitions.   The Plan is not intended to provide any compensation or benefits that would constitute deferred compensation subject to Section 409A of the Code and shall be administered, operated and interpreted accordingly.

ARTICLE II
DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Restricted Stock Award or any other benefit under this Plan.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Options granted to such Participant that are exercisable, following the Participant’s death.

Board means the Board of Directors of Provident Financial Holdings, Inc. and any successor thereto.

Change in Control means any of the following events:

(a)           any third Person, including a "group" as defined in Section 13(d)(3) of the Exchange Act becomes the beneficial owner of Shares with respect to which 25% or more of the total number of votes that may be cast for the election of the Board (other than a tax-qualified plan of the Company or its Affiliate);

(b)           consummation of a plan of reorganization, merger, acquisition, consolidation, sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity;

(c)           as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election(s), or combination of the foregoing, the individuals who were members of the Board on the date of adoption of this Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of adoption of this Plan whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or

(d)           a tender offer or exchange offer for 25% or more of the total outstanding Shares is completed (other than such an offer by the Company).

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

Company means Provident Financial Holdings, Inc., a Delaware corporation, and any successor thereto.

Disability means a total and permanent disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

Domestic Relations Order means a domestic relations order that satisfies the requirements of Section 414(p)(1)(B) of the Code, or any successor provision, as if such section applied to the applicable Award.

Effective Date means ____________________, the date on which the Plan is approved by the shareholders of Provident Financial Holdings, Inc.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exercise Period means the period during which an Option may be exercised.

Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option.  If the Fair Market Value for Exercise Price purposes is determined to be less than fair market value of the underlying Shares as determined under Section 409A (the "Section 409A Fair Market Value"), then the Exercise Price shall automatically adjusted to be the Section 409A Fair Market Value.  The Committee may take such actions as it determines necessary to carry out the preceding sentence.

Fair Market Value means, with respect to a Share on a specified date:

(a)           If the Shares are listed on any U.S. national securities exchange registered under the Securities Exchange Act of 1934 (“National Exchange”), the closing sales price for such stock (or the closing bid, if no sales were reported) as reported on that exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(b)           If the Shares are not listed on a National Exchange but are traded on the over-the-counter market or other similar system, the mean between the closing bid and the asked price for the Shares at the close of trading in the over-the-counter market or other similar system on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(c)           In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

In no event shall the Fair Market Value for Exercise Price purposes be less than fair market value of the underlying Shares as determined under Section 409A.

Family Member means with respect to any Participant:

(a)           the lineal ascendants and lineal descendants of such Participant or his spouse, or any one or more of them; or

(b)           an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are, one or more of the lineal ascendants or lineal descendants of such Participant or his spouse, or wholly owned jointly by one or more of them and the Participant.

Incentive Stock Option means a right to purchase Shares that is granted to an employee of the Company or any Affiliate that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of Section 422 of the Code.

Involuntary Termination shall mean either (a) the termination of the employment of Award recipient by the Company or any Affiliate without the Award recipient's express written consent, or (b) the Award recipient's voluntarily and complete termination of employment with the Company and all Affiliates following any demotion, loss of title, office or significant authority, reduction in the Award recipient's annual salary, or relocation of the Award recipient's principal place of employment more than thirty-five (35) miles from its location immediately prior to the Change in Control.  No other voluntary termination by the Award recipient shall be considered an Involuntary Termination for purposes of this Plan or any Award granted hereunder.

Non-Qualified Stock Option means a right to purchase Shares that is not intended to qualify as an Incentive Stock Option or does not satisfy the requirements of Section 422 of the Code.

Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Participant means any director, advisory director, director emeritus, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan, as amended from time to time.

Restricted Stock Award means an award of Shares or Share Units pursuant to Article VI.

Retirement means the termination of a Participant’s employment with the Company and its Affiliates, other than a Termination for Cause, after the Participant has attained age 59½.

Section 409A means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory director, director emeritus, officer or employee of the Company or any Affiliate.

Share means a share of common stock, par value $.01 per share, of Provident Financial Holdings, Inc.

Share Unit means the right to receive a Share at a specified future date.

Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates.  No act or failure to act on Participant’s part shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Treasury Shares mean previously issued Shares that are no longer outstanding as a result of having been repurchased or otherwise acquired by the Company.

Vesting Date means the date or dates on which the grant of an Option is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

ARTICLE III
AVAILABLE SHARES

Section 3.1  Shares Available Under the Plan.

Subject to adjustment under Article VIII, the aggregate number of Shares representing Awards shall not exceed six hundred thousand (600,000) Shares.

Section 3.2  Shares Available for Options.

Subject to adjustment under Article VIII and the limitations under Section 3.4 below, the maximum aggregate number of Shares with respect to which Options may be granted under the Plan shall be three hundred thousand (300,000) Shares and the maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be three hundred thousand (300,000) Shares.  The maximum aggregate number of Shares with respect to which Options may be granted under the Plan to any one individual in any calendar year shall be sixty thousand (60,000) Shares.  Shares issued upon the exercise of an Option shall be issued from the Company’s authorized but unissued Shares.

Section 3.3  Shares Available for Restricted Stock Awards.

Subject to adjustment under Article VIII and the limitations under Section 3.4 below, the maximum aggregate number of Shares with respect to which Restricted Stock Awards may be granted under the Plan shall be three hundred thousand (300,000) Shares and the maximum aggregate number of Shares with respect to which Restricted Stock Awards may be granted under the Plan to any one individual in any calendar year shall be forty-five thousand (45,000) Shares.  Shares issued upon award or vesting of Restricted Stock Awards shall be Treasury Shares.

Section 3.4  Computation of Shares Issued.

For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Option or in connection with a Restricted Stock Award.  Any Award subsequently forfeited, in whole or in part, shall not be considered issued.  If any Award granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.  Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan.  To the extent that Shares are delivered pursuant to the exercise of an Option, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for Awards, as opposed to only counting the Shares issued.

ARTICLE IV
ADMINISTRATION

Section 4.1  Committee.

(a)           The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board.  Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code or a successor rule or regulation, a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an “Independent Director” and shall satisfy any other membership requirements under the corporate governance rules and regulations imposing independence and other membership standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

(b)           The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee.  Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

(c)           The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.2  Committee Powers.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a)           to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;

(b)           with the consent of the Participant, to the extent deemed necessary by the Committee, amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

(c)           to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d)           to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V
STOCK OPTIONS

Section 5.1  Grant of Options.

(a)           Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares.  An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option.  Only employees of the Company or its Affiliates may receive Incentive Stock Options.

(b)           Any Option granted shall be evidenced by an Award Agreement which shall:

(i)            specify the number of Shares covered by the Option;

(ii)           specify the Exercise Price;

(iii)          specify the Exercise Period;

(iv)           specify the Vesting Date; and

(v)            contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 5.2  Size of Option.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3 Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4  Exercise Period.

The Exercise Period during which an Option may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

(a)           the date specified by the Committee in the Award Agreement;

(b)           unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability, Retirement or a Termination for Cause;

(c)           unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death, Disability or Retirement;

(d)           as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e)           the last day of the ten-year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 5.5  Vesting Date.

(a)           The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee and specified in the Option Award Agreement:

(i)           if the Participant terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Option shall be forfeited without consideration;

(ii)           if the Participant terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii)           if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earlier of (A) the date of the Participant's Involuntary Termination, if such Involuntary Termination occurs within the twelve-month period commencing on the effective date of the Change in Control, or (B) the Vesting Date provided for in Section 5.5(a).

Section 5.6  Additional Restrictions on Incentive Stock Options.

An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a)           Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

(b)           Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an Incentive Stock Option.

(c)           The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000 and the term of the Incentive Stock Option shall not be more than ten years.

(d)           Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7  Method of Exercise.

(a)           Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased.  An Option Holder shall exercise an Option to purchase Shares by:

(i)           giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

(ii)           delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

(iii)           satisfying such other conditions as may be prescribed in the Award Agreement.

(b)           The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i)           in cash (by certified or bank check or such other instrument as the Company may accept); or

(ii)           if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder for a period of more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid;

(iii)           if and to the extent permitted by the Committee, by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iv)           by a combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c)           When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate or cause Shares to be issued by book-entry procedures, in either event evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 5.8  Limitations on Options.

(a)           An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b)           The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i)           the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii)           the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c)           An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

Section 5.9  Prohibition Against Option Repricing and Purchase of Underwater Options.

(a)           Except as provided in Section 8.3 and the definition of "Exercise Price," and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is greater than the Fair Market Value of the Shares in exchange for another Option or Award.

(b)           Neither the Company nor any Affiliate may purchase from any Option Holder (for cash or otherwise) any Option where the Exercise Price of the Option exceeds the Fair Market Value of the underlying Share (i.e., when the Option is "underwater").

ARTICLE VI
RESTRICTED STOCK AWARDS

Section 6.1  In General.

(a)           Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

(i)            the number of Shares or Share Units covered by the Restricted Stock Award;

(ii)           the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares or Share Units;

(iii)          the date of grant of the Restricted Stock Award;

(iv)           the Vesting Date for the Restricted Stock Award;

(v)             as to Restricted Stock Awards awarding Shares, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and

such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b)           All Restricted Stock Awards consisting of Shares shall be in the form of Treasury Shares that shall be registered in the name of the Participant upon the Vesting Date.

(c)           Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Restricted Stock Award under the Plan, apply to the Committee for approval to transfer all or any portion of such Restricted Stock Award which is then unvested to such Participant’s Family Member.  The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Restricted Stock Award, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Restricted Stock Award depends on the life, Service or other status of the Participant, such privilege of the Restricted Stock Award for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

Section 6.2  Vesting Date.

(a)           The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee and specified in the Restricted Stock Award Agreement:

(i)            if the Participant terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Shares shall be forfeited without consideration;

(ii)           if the Participant terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant’s Service with the Company; and

(iii)          if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earlier of (A) the date of the Participant's Involuntary Termination, if such Involuntary Termination occurs within the twelve-month period commencing on the effective date of the Change in Control, or (B) the Vesting Date provided for in Section 6.2(a).

Section 6.3  Dividend Rights.

Unless otherwise set forth in the Award Agreement, no dividends or distributions shall be paid with respect to Shares subject to a Restricted Stock Award, until the Vesting Date of each Restricted Stock Award.  Upon the Vesting Date of each Restricted Stock Award, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, shall be paid to the Participant at the same time they are paid to all other shareholders of the Company.

Section 6.4  Voting Rights.

Unless otherwise set forth in the Award Agreement, no voting rights will be afforded to the Shares subject to a Restricted Stock Award, until the Vesting Date of each Restricted Stock Award.  Upon the Vesting Date of each Restricted Stock Award,  voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

Section 6.5  Designation of Beneficiary.

A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares that become vested on the date of the Participant’s death.  Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee.  In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.

Section 6.6  Manner of Distribution of Awards.

The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VII
ADDITIONAL TAX PROVISION

Section 7.1  Tax Withholding Rights.

The Company shall have the power and the right to deduct or withhold, or require a Person to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.  In this regard, where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company or any of its Affiliates the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE VIII
AMENDMENT AND TERMINATION

Section 8.1  Termination.

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee.  Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date.  In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

Section 8.2  Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, except as required to comply with Section 162(m) of the Code, to avoid the application of Section 409A or to comply with the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.

Section 8.3  Adjustments in the Event of Business Reorganization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock split, stock dividend, special cash dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i)           the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

(ii)          the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

(iii)         the Exercise Price of Options.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE IX
MISCELLANEOUS

Section 9.1  Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 9.2  No Right to Continued Service.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory director, director emeritus, or employee of the Company or any Affiliate.  The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

Section 9.3  Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 9.4  Severability.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 9.5  Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.  By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of the courts of Delaware for the adjudication and resolution of any such disputes.

Section 9.6  Headings.

The headings of Articles and Sections are included solely for convenience of reference.  If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 9.7  Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 9.8  Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)           If to the Committee:

Provident Financial Holdings, Inc.
3756 Central Avenue
Riverside, California 92506
Attention:  Corporate Secretary

(b)           If to a Participant, to such person’s address as shown in the Company’s records.

Section 9.9  Plan and Awards Not Subject to Section 409A of the Code.

Notwithstanding anything herein to the contrary, it is intended that neither the Plan nor any Award granted hereunder provide compensation or benefits in the nature of deferred compensation subject to Section 409A of the Code. The Plan and all Awards shall be administered, operated and interpreted accordingly. By accepting any Award hereunder, a Participant hereby voluntarily waives any claim against the Company for any violation of Section 409A of the Code that occurs in good faith.

Section 9.10  Approval of Shareholders.

The Plan shall be subject to approval by the Company’s shareholders within twelve months before or after the date the Board adopts the Plan.

Section 9.11  Clawback.

All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.

* * * * *

REVOCABLE PROXY
PROVIDENT FINANCIAL HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 26, 2013

The undersigned hereby appoints the Board of Directors of Provident Financial Holdings, Inc. (“Provident”) with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Provident common stock which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, November 26, 2013, at 11:00 a.m., local time, and at any and all adjournments thereof, as follows:

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

1.	The election as director of the nominees	[ ]	[ ]	[ ]
listed below (except as marked to the
contrary below).

Joseph B. Barr
Bruce W. Bennett
Debbi H. Guthrie

INSTRUCTIONS: To withhold your vote
for an individual nominee, write the
nominee’s name on the line below.

		FOR	AGAINST	ABSTAIN
2.	The approval of an advisory basis (non-binding) vote on our executive compensation as disclosed in the Proxy Statement.	[ ]	[ ]	[ ]

3.	The adoption of the Provident Financial Holdings, Inc.
2013 Equity Incentive Plan

4.	The ratification of the appointment of Deloitte &	[ ]	[ ]	[ ]
Touche LLP as independent auditor for Provident Financial Holdings, Inc. for the fiscal year ending June 30, 2014.

5.	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote FOR all propositions.

This proxy also provides voting instructions to the Trustees of the Provident Savings Bank, F.S.B. Employee Stock Ownership Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified this proxy will be voted for the propositions stated.  If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.  This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Provident at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Provident prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated October 24, 2013 and the 2013 Annual Report to Shareholders.

Dated: ____________ ___, 2013

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope.